UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 3, 2014

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On August 3, 2014, Evercore Partners Inc. (“Evercore”) entered into a Contribution and Exchange Agreement (the “CEA”), among ISI Holding, Inc., a Delaware corporation (“Holding”), ISI Holding II, Inc., a Delaware corporation (“Holding II”), ISI Management Holdings LLC, a Delaware limited liability company (“Management Holdings”), ISI Holding, LLC, a Delaware limited liability company (the “Transferor”), Edward S. Hyman (the “Founder”), the holders of the Management Holdings management units set forth on Annex A thereto (each, a “Holder” and collectively, the “Holders”), Evercore LP, a Delaware limited partnership, Evercore and the Founder, solely in his capacity as the Holders’ representative. Pursuant to the CEA, Evercore will acquire the operating businesses of International Strategy & Investment (“ISI”), a leading independent research-driven equity sales and agency trading firm. Following the closing of the transaction (the “Closing”), Evercore will combine ISI’s business with its existing Institutional Equities business, and the combined business, which will comprise Evercore’s equity sales, trading and research business (the “EST Business”), will be known as Evercore ISI Institutional Equities.

The CEA provides for the contribution by the Transferor to Evercore LP of all of the membership interest units of International Strategy & Investment Group, LLC, a Delaware limited liability company, and all of the issued and outstanding shares of International Strategy & Investment (UK) Limited, a private limited company organized and existing under the laws of England and Wales. The consideration for the contribution consists of the issuance by Evercore LP of the following new partnership interests to the Transferor: Founder Class E Units, Founder Class G Interests and Founder Class H Interests (together, the “Founder Units”) and non-Founder Class E Units, non-Founder Class G Interests and non-Founder Class H Interests (together, the “non-Founder Units” and, together with the Founder Units, the “Units”). Immediately following receipt of the Units, the Transferor will liquidate and distribute the Founder Units to Holding and Holding II, and the Non-Founder Units to Management Holdings. Management Holdings will then immediately liquidate and distribute the non-Founder Units to the Holders. We refer herein to the Class E Units as the “Base Units” and to the Class G and Class H Interests as the “Performance Units”.

40% of the non-Founder Base Units will vest at the Closing and the remainder will vest in one-third increments on the first, second and third anniversaries of the Closing, subject to the Holder’s continued employment. Vested Base Units are generally exchangeable into Class A Common Stock of Evercore (“Class A Common Stock”), subject to timing limitations, indemnification limitations and, in certain remote cases, the delivery of alternative forms of consideration at Evercore LP’s option. In accordance with Evercore’s certificate of incorporation, there is a one-to-one ratio maintained between the Base Units and the Class A Common Stock.

The non-Founder Class G Interests will be unvested at the Closing and will vest in equal installments in February 2016, 2017 and 2018, subject to the Holder’s continued employment. Upon vesting, the Class G Interests will convert into a number of Base Units (or, in certain remote cases, alternative forms of consideration at Evercore LP’s option) based on the achievement of financial performance targets that derive from the achievement of targeted EBIT margins of the EST Business through calendar year 2017.

The non-Founder Class H Interests will be unvested at the Closing and will vest in equal installments in February 2018, 2019 and 2020, subject to the Holder’s continued employment. Upon vesting, these Class H Interests will convert into a number of Base Units (or, in certain remote cases, alternative forms of consideration at the option of the issuer) based on the achievement of financial performance targets that derive from the growth in EBIT and the achievement of targeted EBIT margins of the EST Business through calendar year 2019.

The Founder Units have terms generally consistent with the non-Founder Units, including the same exchange and conversion schedules, except that the Founder Units will be vested upon Closing.

Holders of Base Units will receive any regular distributions by Evercore LP, while holders of Performance Units will only receive any extraordinary distributions attributable to a refinancing, recapitalization or other restructuring transaction or a merger of Evercore LP. Distributions on unvested Units will be held in escrow and only paid out if and when the Units vest.

The termination of the employment of any holder of non-Founder Units for specified qualifying reasons (i.e., termination without cause or due to death or disability) will result in (i) the acceleration of the vesting of such holder’s Base Units and (ii) the forfeiture and cancellation of all of such holder’s unvested Performance Units, unless the Executive Committee overseeing the EST Business decides otherwise (in which case Performance Units will be converted into Base Units at a rate (the “Early Conversion Rate”) equal to the relevant conversion ratios, subject to a discount factor, based on the most recent forecast of performance). Termination of employment for any other reason will result in forfeiture of any unvested Units. Forfeited Units will be reallocated among the remaining holders, subject to a limitation per holder of 15% of their initial allocation of Units. If the Founder’s employment with Evercore terminates for any reason, the Founder Performance Units will be converted at the Early Conversion Rate. Certain change in control events will give the Executive Committee, subject to certain conditions, the right to accelerate the vesting and exchangeability of Base Units and to cause the conversion of Performance Units at the Early Conversion Rate.

The CEA contains customary representations and warranties with respect to the parties to the CEA. Additionally, the CEA provides for customary pre-closing and post-closing covenants of the Transferor, Holding, Holding II and Management Holdings (the “Transferor Parties”) and the Founder, including covenants to conduct their business in the ordinary course consistent with past practice. Closing is subject to the satisfaction or waiver of certain customary conditions, including, among others, the receipt of required governmental approvals, the truthfulness of the representations and warranties and the performance of covenants.

The CEA also provides for certain mutual termination rights of the Transferor Parties and Evercore LP, including, without limitation, the right of either party to terminate the CEA if the Closing does not occur within nine months of the signing date, subject to extension to a date not beyond the first anniversary of the signing date if the sole reason that the Closing has not occurred is due to a required governmental approval not being received. Either the Transferor Parties or Evercore LP may also terminate the CEA if there has been a material breach of any representation, warranty, covenant or agreement such that a condition to Closing cannot be fulfilled by such date.

Each of the recipients of the Units has agreed in the CEA to severally indemnify Evercore LP, Evercore and their affiliates against certain liabilities, including, without limitation, breaches of representations, warranties and covenants with respect to the ISI business. Under the terms of the CEA, Evercore LP will have the ability to impose exchange restrictions on a certain portion of the Units during the pendency of indemnity claims, in order to ensure that they are available to satisfy such indemnity claims.

Under the CEA, Evercore has committed to file, within 30 days of the Closing, a shelf registration statement (or a prospectus supplement to an existing shelf registration) registering the resale by the holders of any Class A Common Stock received upon conversion of Base Units.

The foregoing summary of the CEA is qualified in its entirety by the full text of the CEA, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

The Founder is entering into an employment agreement pursuant to which he has committed to remain employed by Evercore for a period of five years, subject to his payment of damages if his employment terminates under certain circumstances within that period.

On August 3, 2014, Evercore and Evercore LP also entered into an agreement (the “IE Agreement”) whereby Evercore LP agreed to acquire the approximately 40% interest in its Institutional Equities business that it does not currently own. This acquisition will occur concurrently with, and is conditioned on, the Closing of the ISI acquisition. In this transaction, the existing unitholders (which include River Birch Capital Partners, LP and a number of employees of the Institutional Equities business) will receive either cash or Base Units and Performance Units in exchange for their interests in the Institutional Equities business.

Up to 2,600,541 Base Units and 5,463,490 Performance Units in the aggregate may be issued by Evercore LP in these two transactions.

The CEA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Evercore or any other party thereto. The representations, warranties and covenants contained in the CEA were made only for purposes of the CEA and as of specific dates, were solely for the benefit of the parties to the CEA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the CEA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the CEA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the CEA, which subsequent information may or may not be fully reflected in the Evercore’s public disclosures.

ITEM 7.01 Regulation FD Disclosure

On August 3, 2014, Evercore issued a press release announcing that it had entered into the CEA and the IE Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Contribution and Exchange Agreement, dated as of August 3, 2014, among ISI Holding, Inc., ISI Holding II, Inc., ISI Management Holdings LLC, ISI Holding, LLC, Edward S. Hyman, the holders of the Management Holdings management units set forth on Annex A thereto, Evercore LP, Evercore Partners Inc. and the Founder, solely in his capacity as the holders’ representative.

99.1	Press release, dated August 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014	EVERCORE PARTNERS INC.

	By:	/s/ Robert B. Walsh
Robert B. Walsh
Chief Financial Officer